UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 2, 2011, DISH Network Corporation (“DISH Network”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.
The election of James DeFranco, Cantey Ergen, Charles W. Ergen, Steven R. Goodbarn, Gary S. Howard, David K. Moskowitz, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2012 annual meeting of shareholders or until their respective successor shall be duly elected and qualified;

b.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
c.	Advisory vote on executive compensation;
d.	Advisory vote on the frequency of future advisory votes on executive compensation; and
e.	Shareholder proposal regarding DISH Network’s dual class capital structure.

The following are the final voting results for each of the five items voted on at the meeting:

Election as directors:	For	Withheld	Abstain	Non-Votes
James DeFranco	2,480,936,864	61,016,707	-	22,891,321
Cantey Ergen	2,460,049,244	81,904,327	-	22,891,321
Charles W. Ergen	2,485,896,476	56,057,095	-	22,891,321
Steven R. Goodbarn	2,530,874,554	11,079,017	-	22,891,321
Gary S. Howard	2,530,803,525	11,150,046	-	22,891,321
David K. Moskowitz	2,464,432,747	77,520,824	-	22,891,321
Tom A. Ortolf	2,530,437,223	11,516,348	-	22,891,321
Carl E. Vogel	2,452,917,741	89,035,830	-	22,891,321

Ratification of the appointment of KPMG LLP:
For				2,561,792,015
Against				1,605,901
Abstain				1,446,976

Advisory vote on executive compensation:
For				2,533,130,382
Against				1,920,636
Abstain				6,902,553
Non-Votes				22,891,321

Advisory vote on the frequency of future advisory votes on executive compensation:
1 Year				90,149,136
2 Years				196,640
3 Years				2,444,735,524
Abstain				6,872,271
Non-Votes				22,891,321

Shareholder proposal regarding DISH Network’s dual class capital structure:
For				109,235,670
Against				2,432,548,694
Abstain				169,207
Non-Votes				22,891,321

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: May 5, 2011	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary